Exhibit 10.1

GLOBAL GP LLC
AMENDMENT NO. 4 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of Nov. 2, 2010 by and between Global GP LLC, a Delaware limited liability company (the “Company”), and Edward J. Faneuil (the “Executive”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Employment Agreement made as of February 1, 2007, as amended by Amendment No. 1 to Employment Agreement dated as of December 31, 2008, by Amendment No. 2 to Employment Agreement dated as of February 4, 2009, and by Amendment No. 3 dated March 11, 2009 by and between the Company and the Executive (the “Employment Agreement”).

WHEREAS, the Company and the Executive desire to make certain modifications to the Employment Agreement as set forth below, and in accordance with Section 18 of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.                                       Amendment to Section 8(b) of the Employment Agreement.

Section 8(b) of the Employment Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(b)           Termination by the Company Without Cause; Constructive Termination. If the Executive’s employment is terminated by the Company without Cause or by the Executive for Constructive Termination, then the Company shall pay to the Executive an amount equal to the product of (X) the sum of (i) the Base Salary as in effect on the Date of Termination, plus (ii) if such termination occurs within twelve months of a Change of Control, an amount equal to the target incentive amount under the then applicable short term incentive plan for the fiscal year in which the termination occurs (Y) multiplied by two (2) (the “Severance Amount”). The Executive shall be paid the Severance Amount in twenty-four (24) equal monthly installments commencing on the first day of the month following the Date of Termination. In addition, the Company shall provide health care continuation coverage benefits to the Executive pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and shall continue to pay the applicable percentage of the medical insurance premium the Company pays for active employees towards Executive’s COBRA coverage during the Executive’s applicable COBRA coverage period not to exceed a maximum of eighteen (18) months following the Date of Termination. The Company’s obligation to provide COBRA benefits to the Executive shall be subject to the Executive making an effective election in accordance with COBRA. In the event that the Executive’s employment is terminated by the Company without Cause or by the Executive for Constructive Termination at any time within three (3) months before a Change in Control and twelve months following a Change in Control, then, in addition to the foregoing severance compensation and benefits, the Executive shall receive 100% accelerated vesting on any and all outstanding Company options, restricted uits, phantom units, unit appreciation rights and other similar rights (under the LTIP or otherwise) held by the Executive as in effect on the

Date of Termination, such accelerated vesting to occur on the later of (i) the Date of Termination, or (ii) the date of the Change of Control.

2.             Captions. The captions of this Amendment are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Amendment, or the intent of any provision hereof.

3.             Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, other than conflicts of law provisions thereof.

4.             Severability. The provisions of this Amendment are severable, and the invalidity of any provision shall not affect the validity of any other provision.

5.             Counterparts; Facsimile. This Amendment may be executed and delivered by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.             Entire Agreement. This Amendment constitutes the full and entire understanding and agreement between the parties with respect to this Amendment. Except as otherwise specifically amended herein, the Employment Agreement shall remain unchanged, in effect and in full force.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

GLOBAL GP LLC

By:	/s/ Eric Slifka
Name: Eric Slifka
Title: President and CEO

EDWARD J. FANEUIL

/s/ edward j. faneuil